SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 3, 2015
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On December 3, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of DuPont Fabros Technology, Inc. (the “Company”) took the following actions:

•	Increased the annual base salary of Christopher P. Eldredge, the Company’s President and Chief Executive Officer, effective January 1, 2016, to $550,000, from $450,000;

•	Increased the annual base salary of James W. Armstrong, the Company’s Chief Accounting Officer, effective January 1, 2016, to $235,000, from $210,000; and

•
Increased the annual base salary of Maria Kenny, effective January 1, 2016, to $311,000, from $283,250, in connection with her appointment by the Board to the position of Executive Vice President, Chief Development Officer. Formerly, Ms. Kenny was the Company’s Senior Vice President, Finance and Treasurer.

In addition, the Committee awarded Ms. Kenny 3,113 shares of restricted common stock of the Company. These shares are subject to forfeiture until they vest, and are scheduled to vest ratably over a period of three years, on December 1, 2016, December 1, 2017 and December 1, 2018. The award is subject to the terms and conditions of a restricted stock award agreement, a form of which has been filed previously as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2014.
A copy of the Company’s press release announcing Ms. Kenny’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

December 8, 2015	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 8, 2015